      As filed with the Securities and Exchange Commission on July 25, 1996

                                                            REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                TRANSMATION, INC.
             (Exact name of Registrant as specified in its charter)

        OHIO                                                   16-0874418
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification No.)

                             10 VANTAGE POINT DRIVE
                            ROCHESTER, NEW YORK 14624
                                 (716) 352-7777
 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

         TRANSMATION, INC. AMENDED AND RESTATED 1993 STOCK OPTION PLAN,
                      AS AMENDED BY AMENDMENT NO. 1 THERETO

                              (Full title of Plan)

                              ROBERT G. KLIMASEWSKI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                TRANSMATION, INC.
                             10 VANTAGE POINT DRIVE
                            ROCHESTER, NEW YORK 14624
                                 (716) 352-7777

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------------------------------
                                                                Proposed                 Proposed
                                                             maximum offer-              maximum
      Title of securities             Amount to be           ing price per          aggregate offering          Amount of
        to be registered               registered               share(1)                 price(1)           registration fee
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value                200,000(2)               $8.5625               $1,712,500.00              $590.52
$.50 per share
- --------------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c), as of July 19, 1996, solely for the purpose of calculating the registration fee.

(2) Representing the increased number of shares of Common Stock, par value $.50 per share, issuable pursuant to the Transmation, Inc. Amended and Restated 1993 Stock Option Plan, as amended by Amendment No. 1 thereto.
                               -----------------
Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the Plan.
                               -----------------

The Registrant's Registration Statement on Form S-8 (Registration No. 33-61665), filed August 8, 1995, is incorporated herein by reference

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 23rd day of July, 1996.

                                          TRANSMATION, INC.

                                      By: /s/ Robert G. Klimasewski
                                         --------------------------------------
                                          Robert G. Klimasewski
                                          President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURE                                           TITLE                                  DATE
                                                    President, Chief Executive
/s/ Robert G. Klimasewski                           Officer and Director                     July 23, 1996
- ----------------------------------                  (Principal Executive
Robert G. Klimasewski                               Officer)

                                                    Vice President, Finance
/s/ John A. Misiaszek                               (Principal Financial Officer             July 23, 1996
- ----------------------------------                  and Principal Accounting
John A. Misiaszek                                   Officer)


/s/ Angelo J. Chiarella                             Director                                 July 24, 1996
- ----------------------------------
Angelo J. Chiarella

/s/ E. Lee Garelick                                 Director                                 July 23, 1996
- ----------------------------------
E. Lee Garelick

                                                    Director                                 July ___, 1996
- ----------------------------------
Gerald R. Katz

/s/ Cornelius J. Murphy                             Director                                 July 23, 1996
- ----------------------------------
Cornelius J. Murphy
                                                    Director                                 July ___, 1996

- ----------------------------------
John W. Oberlies

                                                    Director                                 July ___, 1996
- ----------------------------------
Harvey J. Palmer

                                                    Director                                 July ___, 1996
- ----------------------------------
Arthur M. Richardson

/s/ Philip P. Schulp                                Director                                 July 23, 1996
- ----------------------------------
Philip P. Schulp


                                INDEX TO EXHIBITS

*(5)    Opinion of Harter, Secrest & Emery

(23)    Consents of Experts and Counsel

        *(a)   Consent of Price Waterhouse LLP

        *(b)   Consent of Ronald E. Rothstein, CPA

        *(c)   Consent of Harter, Secrest & Emery (contained in Exhibit (5))

(99)    Additional Exhibits

        *(a) Amendment No. 1 to Transmation, Inc. Amended and Restated 1993 Stock Option Plan

- ----------------------------

*       Exhibit filed with this Registration Statement.

                                      - 2 -